UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2023

ROSE HILL ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40900	N/A
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

981 Davis Drive NW, Atlanta, GA 30327
(Address of principal executive offices) (Zip Code)

(607) 279 2371
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	ROSEU	NASDAQ
Class A ordinary shares, par value $0.0001 per share	ROSE	Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	ROSEW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously announced, on October 20, 2022, Rose Hill Acquisition Corporation, an exempted company incorporated with limited liability in the Cayman Islands (“Rose Hill”) entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”) with Inversiones e Inmobilaria GHC Ltda, a limited liability company organized under the laws of Chile (“Prize”), Rose Hill Sponsor LLC (the “Sponsor”) and the individual sponsor parties signatory thereto.

On July 31, 2023, Rose Hill, the Sponsor, Prize and Prize SuperFoods (“PubCo”), entered into Amendment No. 1 to the Sponsor Support Agreement (the “Amendment”), pursuant to which the parties amended the Sponsor Support Agreement to reflect the parties mutual agreement at the time the Business Combination Agreement, dated as of October 19, 2022, by and among Rose Hill, GHC and, for certain limited purposes, Alejandro García-Huidobro Empresario, an individual (the “Business Combination Agreement”), was executed that the Sponsor will forfeit 3,631,250 Rose Hill ordinary shares immediately prior to the transactions contemplated by the Business Combination Agreement such that the Sponsor will own 1,400,000 Rose Hill ordinary shares immediately following the forfeiture, 700,000 of which are subject to vesting conditions, as described in the Sponsor Support Agreement.

A copy of the Amendment is filed herewith as Exhibit 10.1 and the foregoing description of the Amendment is qualified in its entirety by reference thereto.

Important Information about the Business Combination Agreement and Where to Find It

In connection with the Business Combination Agreement, Rose Hill, Prize and/or PubCo intend to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a registration statement on Form F-4 with the SEC, which will include a document that serves as a joint prospectus and proxy statement, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all Rose Hill shareholders. Rose Hill, Prize and/or PubCo will also file other documents regarding the Business Combination Agreement with the SEC. Before making any voting or investment decision, investors and security holders of Prize and Rose Hill are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the Business Combination Agreement as they become available because they will contain important information about the Business Combination Agreement.

Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Rose Hill, Prize and/or PubCo through the website maintained by the SEC at www.sec.gov.

The documents filed by Rose Hill, Prize and/or PubCo with the SEC also may be obtained free of charge upon written request to Rose Hill Acquisition Corporation, 981 Davis Drive NW, Atlanta, GA 30327 or via email at info@rosehillacq.com.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Participants in the Solicitation

Rose Hill, Prize, PubCo and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Rose Hill’s shareholders in connection with the Business Combination Agreement. A list of the names of such directors and executive officers, and information regarding their interests in the business combination and their ownership of Rose Hill’s securities are, or will be, contained in Rose Hill’s filings with the SEC, and such information and names of Prize’s directors and executive officers will also be in the registration statement on Form F-4 to be filed with the SEC by Rose Hill, Prize and/or PubCo, which will include the proxy statement of Rose Hill.

No Offer or Solicitation

This Current Report on Form 8-K relates to a Business Combination Agreement between Rose Hill and Prize. This Current Report on Form 8-K does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
10.1
Amendment No. 1 to The Sponsor Support Agreement, dated as of July 31, 2023, by and among Rose Hill Acquisition Corporation, Rose Hill Sponsor LLC, Inversiones e Inmobilaria GHC Ltda and Prize SuperFoods.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSE HILL ACQUISITION CORPORATION

By:	/s/ Albert Hill IV
Name: Albert Hill IV
Title: Co-Chief Financial Officer and Director

Date:  August 4, 2023